Exhibit 10.60

EVOFEM BIOSCIENCES, INC.

RESTRICTED STOCK CANCELLATION AGREEMENT

This RESTRICTED STOCK CANCELLATION AGREEMENT (this “Agreement”) is entered into as of this 17th day of October, 2017, by and between Evofem Biosciences, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) of a Restricted Stock Award, dated September 28, 2016 (the “Restricted Stock Award”), pursuant to which Holder was issued 1,400,000 shares of restricted common stock, $.001 par value, of the Company (the “Company Common Stock”).

WHEREAS, the Restricted Stock Award was intended to vest only upon the consummation of the Company’s Initial Public Offering pursuant to the vesting conditions set forth in such Restricted Stock Award;

WHEREAS, the Company has elected to undertake a merger transaction (the “Merger”) pursuant to that certain Agreement and Plan of Merger, by and among the Company, Neothetics, Inc., a Delaware corporation (“Parent”) and Nobelli Merger Sub, Inc., a Delaware corporation (the “Merger Agreement”), and as a result, the vesting conditions set forth in the Restricted Stock Award will not take place; and

WHEREAS, as an inducement to Parent to enter into the Merger Agreement, Parent desires that the Company and the Holder enter into this Agreement to clarify that the vesting of such Restricted Stock Award will not take place and that the Restricted Stock Award shall therefore be cancelled and of no further force or effect contingent upon and immediately prior to the effective time of the Merger (the “Effective Time”).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Holder hereby agrees as follows:

1.    The Holder is the holder of the Restricted Stock Award, and such Restricted Stock Award remains outstanding and unvested as of the date hereof.

2.    Notwithstanding anything to the contrary contained in the Restricted Stock Award or the Company’s Amended and Restated 2012 Equity Incentive Plan, pursuant to which the Restricted Stock Award was granted, contingent upon and immediately prior to the Effective Time, the Restricted Stock Award held by the Holder will be deemed cancelled and shall be of no further force or effect, whether or not returned to the Company for cancellation.

3.    The Holder (a) has not sold, assigned, pledged, transferred, encumbered delivered to anyone, hypothecated or otherwise disposed of the Restricted Stock Award or any interest represented thereby, or signed any power of attorney or other authorization with respect to the Restricted Stock Award and (b) does not know of any person, firm, corporation, agency or government who has, or has asserted, any right, title, claim, equity or interest in, to or respecting the Restricted Stock Award or any of the shares of Company Common Stock represented thereby.

4.    Immediately prior to the Effective Time, the Holder shall fully, forever, irrevocably and unconditionally release, remise and discharge the Company, and its past, current or future officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties arising out of the Restricted Stock Award.

5.    The Holder shall execute and deliver such further instruments of conveyance, assignment or other documents reasonably requested by the Company to cancel the Restricted Stock Award and all rights of the Holder thereunder.

6.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. This Agreement may be executed in one or more counterparts and may not be changed except in a writing signed by the person against whose interest such change shall operate. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of this 17th day of October, 2017.

HOLDER:

/s/ Jay File
Jay File

EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
	Name:	Saundra Pelletier
	Title:	Chief Executive Officer

Signature Page to Restricted Stock Award Cancellation Agreement